Exhibit 10.18

EQUITY INTEREST PURCHASE AGREEMENT

Party A:  Heat PHE, Inc., a corporation organized under the laws of the state of Nevada with principal offices at 1802 North Carson Street, Suite 212, Carson City NV 89701.

Party B: Hongjun Zhang, on behalf of all Buyers identified in the Buyers’ Response to RFP submitted to SmartHeat on September 10, 2013 (the “Buyers”).

This Equity Interest Purchase Agreement is executed on October 10, 2013 by and among the above parties (the “Agreement”). In this Agreement, each of Party A and Party B shall be referred to as a “Party,” and collectively, the “Parties.”

WHEREAS,

(1)	Party A is a corporation duly organized and validly existing under the laws of the state of Nevada and owns 100% of the equity interests of the following subsidiaries:

a.	SmartHeat Taiyu (Shenyang) Energy, incorporated in the People’s Republic of China (“Taiyu”);

b.	SmartHeat Siping Beifang Energy Technology Co., Ltd., incorporated in the People’s Republic of China (“Siping”);

c.	SmartHeat (Shenyang Energy Equipment) Co. Ltd., incorporated in the People’s Republic of China (“Shenyang”); and

(2)	Party A owns 51% of the equity interests of Hohot Ruicheng Technology Co., Ltd. (“Ruicheng”); and

(3)	Party A owns 46% of the equity interests of Urumchi XinRui Technology Limited Liability Company, incorporated in the People’s Republic of China (“XinRui”).

(4)	Taiyu, Siping, Shenyang, Ruicheng and XinRui are collectively referred to as the “Target Companies”

(5)	Party B is a group of individual citizens of the People’s Republic of China.

(6)
SmartHeat, Inc. is a corporation organized under the laws of the state of Nevada, with an address at 1802 North Carson Street, Suite 212, Carson City NV 89701 (“SmartHeat”), and owns 100% of the stock of  Heat PHE Inc., subject to liens incurred by SmartHeat pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended;

(7)
Northtech Holdings, Inc., has delivered a written consent permitting Party A to enter into this Agreement, waiving the lien Northtech Holdings Inc. owns on the Target Companies and permitting the consummation of the transactions contemplated hereby; and

(8)	Party A desires to sell, and Party B desires to purchase, such percentages of Party A’s equity interests in the Target Companies on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the representations, warranties, and agreements contained in this Agreement, the Parties hereto agree as follows:

1.           Equity Interest Purchase and Consideration

1.1.  Party B hereby agrees to purchase, and Party A hereby agrees to sell and transfer to Party B, 40% of its legally owned equity interest in each (but not fewer than all) of the Target Companies to Party B prior to December 31, 2013 (the “Initial Closing Date”) for RMB 5,000,000, subject to the termination provisions set forth in paragraph 6 below.

1.2.  Party B hereby agrees that Party A shall have an option, but not an obligation, in   the event of the sale in paragraph 1.1 hereof, to repurchase the equity interests in the Target Companies held by Party B for RMB 5,600,000, within 60 days of the Initial Closing Date, or February 28, 2014, whichever is later (the “Initial Option Expiration Date”).

1.3.  In the event Party A chooses not to exercise the option granted to it in Paragraph 1.2 hereof, Party B shall then have the option to purchase an additional 40% of Party B’s legally owned equity interests in each (but not fewer than all) of the Target Companies (the “Second 40% Interest”) for RMB 6,000,000 within 30 days of the Initial Option Expiration Date or March 31, 2014, whichever is later (the “Second Option Expiration Date”).

1.3.1   In the event Party B exercises its option to purchase an additional 40% of Party A’s legally owned equity interests in each (but not fewer than all) of the Target Companies in accordance with paragraph 1.3 hereof; the Parties hereby agree that such sale and purchase shall be submitted to the stockholders of SmartHeat for their approval at the earliest possible date prior to the sale being consummated, and shall be conditioned upon approval by a majority of SmartHeat’s stockholders present and voting and receipt by the Board of the Fairness Opinion.

1.4. In the event Party B exercises the option granted to it in Paragraph 1.3 hereof, Party A has an option, but not the obligation, to require Party B to purchase the remaining 20% of Party A’s legally owned equity interests in each (but not fewer than all) of the Target Companies for RMB 2,500,000 either at or within 120 days of the Second Option Expiration Date. Should Party A exercise the option granted to it under this Paragraph 1.4, the Parties intend for Party B to be legally bound to purchase the remaining 20% of Party A’s legally owned interest in the Target Companies.

2.           Change of Registration

2.1.  The Parties hereby agree that Party A shall direct the Target Companies to file the   applicable registration change in the State Administration for Industry and Commerce in the People’s Republic of China as equity interests in the Target Companies are sold and transferred by Party A and purchased and assumed by Party B to carry out the intent of this Agreement.

2.2. The cost related to the registration change with the People’s Republic of China shall be undertaken by the Target Companies. The taxes incurred from the transfer of the equity interests shall be under by each tax obligor, respectively.

3.           Representations and Warranties

3.1. Party A represents and warrants to the following:

3.1.1 Party A is selling the equity interests in the Target Companies “as is” and makes no other representations, warranties or covenants, except as expressly provided in this Agreement.

3.1.2 Party A has good and marketable title to the equity interests of the Target Companies owned by Party A, free and clear of all encumbrances, subject to liens incurred by SmartHeat pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended, and subject to any transfer requirements in the People’s Republic of China.

3.1.3 Party A is duly organized and validly existing under the laws of the State of Nevada, and the Target Companies are registered under the proper governmental authorities as required under the laws of the People’s Republic of China.

3.1.4 Party A has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

3.1.5 The execution and performance of this Agreement shall not breach any other signed material contract or Agreement to which Party A is a party.

3.1.6 The representative who has executed this Agreement on behalf of Party A has been duly authorized to execute this Agreement.

3.2  Party B represents and warrants to the following:

3.2.1 Party B is a group of individual citizens of the People’s Republic of China.

3.2.2 Party B has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

3.2.3 The execution of this Agreement shall not breach any other signed material contract or Agreement to which Party B is a party.

3.2.4 The representative of Party B who has executed this Agreement has been duly authorized to execute this Agreement.

3.2.5 Party B has been given full opportunity to review all documents requested by Party B to evaluate this transaction and acknowledges that it has been given sufficient information to make its investment decision in the Target Companies.  Party B acknowledges that the sale of the Target Companies is “as is.”

4.           Closing

4.1 The Closings hereunder (each a “Closing”) shall take place electronically, or at such other place or by such other means as agreed by the Parties.  At each Closing, Party A shall deliver to Party B evidence of the transfer of the specified equity interest in the Target Companies and Party B shall deliver to Party A’s China subsidiary, SmartHeat Heat Exchange Equipment Co. Ltd., the consideration by wire transfer of immediately available funds.

4.2
In the event Party B exercises its option to repurchase the 40% equity interest in the Target Companies in accordance with paragraph 1.2 hereof, the Closing for such repurchase shall take place electronically, or at such other place or by such other means as agreed by the Parties. At the Closing in accordance with this paragraph 4.2, Party B shall deliver to Party A evidence of the transfer of the 40% equity interest in the Target Companies back to Party A and Party A shall deliver to Party B the consideration therefor by wire transfer of immediately available funds.

5.           Notices and Delivery

5.1  The Parties acknowledge, any notice and other correspondence concerning this Agreement (“Notice”) shall be made in writing and shall be (a) personally delivered, or (b) sent by overnight courier and transmitted electronically, in each case addressed or emailed to the Party to whom notice is being given at its address set forth in the Preamble to this Agreement, or as to each Party, at such other address or e-mail as may hereafter be designated by such Party in a written notice to the other Party complying as to the delivery with the terms of this paragraph 5.1.  All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, or (b) the date sent if sent by overnight courier and e-mail.

6.           Amendment, Termination and Transfer of this Agreement

6.1 Any amendment or modification to this Agreement is required to be approved and negotiated by all Parties and shall only be effective by way of a written agreement executed by the Parties.

6.2 This Agreement may be terminated:

6.2.1 At any time prior to the Initial Closing Date, by mutual agreement between Party A and Party B;

6.2.2	Unilaterally by Party A at any time by payment to Party B of RMB 600,000 (the “Break-Up Fee”).

6.2.3   Unilaterally by Party B in the event the stockholders of SmartHeat fail to approve the purchase of an additional 40% of Party A’s legally owned equity interests in the Target Companies in accordance with paragraph 1.3.1.

6.2.4 By a non-breaching Party, in the event a Party breaches this Agreement, and such breach shall not be corrected within thirty days of written notice of the breach sent by the non-breaching Party.

6.2.5 If the transactions contemplated by this Agreement cannot be consummated as consequence of a force majure event.

6.3  Any Party seeking to terminate this Agreement shall provide written notice of the termination to the other Party, which termination shall become effective upon receipt of the other Party of the written notice.

6.4 The Break-Up Fee provided for in Section 6.2.2 of this Agreement shall be the sole and exclusive remedy for Party B in the event of a termination in accordance with 6.2.2.

6.5 The Parties agree not to transfer any or all of their obligations under this Agreement without the written agreement of the non-transferring Party.

7.             Dispute Resolution

7.1 This Agreement shall be governed by and construed under the internal laws of the People’s Republic of China.

7.2 This Agreement shall be governed by procedures other than litigation for settling all claims and disputes under the method set forth below:

7.2.1 The Parties agree to attempt in good faith to settle any dispute arising under or relating to this Agreement by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC’s Commercial Mediation Rules. The place of mediation shall be in Hong Kong and three mediators shall be appointed, one by Party A, one by Party B, and one who shall be selected by the Parties mutual agreement.

7.2.2 If the mediation is abandoned by the mediator or is otherwise concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with its then-current International Arbitration Rules.

8.             Miscellaneous

8.1
Taxes and expenses incurred by the transactions contemplated by this Agreement shall be borne by the Parties in accordance with their respective obligations, unless otherwise provided.  The tax related to the change of registration shall be borne by the Target Companies.

8.2
This Agreement shall not be modified or altered except in a writing executed by both of the Parties. For matters outside of this Agreement, the Parties shall sign a supplemental agreement. The supplemental agreement, together with this Agreement, shall constitute the entire Agreement and have the same legal effect.

8.3
This Agreement shall be effective immediately upon the execution by the Parties. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

8.4	Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.5	Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PARTY A:

HEAT PHE INC.

/s/ Oliver Bialowons
Name: Oliver Bialowons
Title: President

PARTY B:

/s/ Hongjun Zhang
Name: Hongjun Zhang, on behalf of all Buyers